UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 5, 2008
Date of Report (Date of earliest event reported)
VNUS Medical Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50988	94-3216535

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5799 Fontanoso Way
San Jose, California 95138
(408) 360-7200

(Address of principal executive offices including zip code and registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT 99.1

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 5, 2008, Donald J. Todd, age 55, joined VNUS Medical Technologies, Inc. (“VNUS”) as its Vice President of Marketing. Prior to joining VNUS, Mr. Todd served as the Senior Vice President of Marketing at Iridex Corporation, an ophthalmic and aesthetic laser company. Prior to joining Iridex, he was Vice President of Sales and Marketing for Cardiac Surgery at Sorin Group North America and Executive Vice President of Venetec International. Mr. Todd has held increasingly responsible positions in sales and marketing at Terumo Medical Corporation, Iolab Corporation, and CooperVision/Alcon. Mr. Todd holds a BA in Business Administration from Colorado State University.
     The terms of Mr. Todd’s employment with VNUS are governed by an offer letter dated April 8, 2008. Pursuant to the terms of the offer letter, Mr. Todd will be paid an annual base salary of $245,000 and will be eligible to participate in VNUS’ 2008 officer bonus plan with a maximum bonus opportunity of approximately 40% of Mr. Todd’s base salary, pro-rated to Mr. Todd’s date of hire. Mr. Todd has also been granted an award of 15,000 restricted stock units (RSUs) and an option to purchase 50,000 shares of the Company’s common stock under VNUS’ Amended and Restated 2000 Equity Incentive Plan.
     The Company issued a press release on April 18, 2008 announcing Mr. Todd’s hiring. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 18, 2008.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 7, 2008

VNUS MEDICAL TECHNOLOGIES, INC.

By:	/s/ Cindee Van Vleck
Name:	Cindee Van Vleck
Title:	Interim Corporate Secretary
and Director of Human Resources

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 18, 2008.